UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2017

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

On May 9, 2017, Zosano Pharma Corporation (the “Company”) issued a press release and filed a Current Report on Form 8-K announcing the appointment of John Walker, the Chairman of the Company’s board of directors (the “Board”), as Interim Chief Executive Officer, effective May 8, 2017. This Amendment No. 1 to the Form 8-K is being filed to include disclosure regarding Mr. Walker’s compensation as Interim Chief Executive Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consulting Agreement

In connection with Mr. Walker’s appointment as the Company’s Interim Chief Executive Officer, on May 22, 2017, the Company and its subsidiary, ZP Opco, Inc. (the “Subsidiary”), entered into a Consulting Agreement with Mr. Walker, effective as of May 8, 2017 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Walker will serve as Interim Chief Executive Officer until the Board has elected a permanent Chief Executive Officer of the Company and the Subsidiary, unless earlier terminated in accordance with the terms of the Consulting Agreement. Mr. Walker shall be entitled to receive cash compensation of $12,000 per month, and will be granted one or more restricted stock awards, as discussed below. The Consulting Agreement also subjects Mr. Walker to certain non-competition and non-solicitation covenants.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Restricted Stock Award

Pursuant to the Consulting Agreement, the Company has also entered into a Restricted Stock Agreement with Mr. Walker, dated as of May 18, 2017 (the “Restricted Stock Agreement”). The Restricted Stock Agreement provides that the Company will grant to Mr. Walker a restricted stock award of 60,000 shares of the Company’s common stock, par value $0.0001 per share (the “Award”), pursuant to the Company’s Amended and Restated 2014 Equity and Incentive Plan. Subject to Mr. Walker’s continued service to the Company under the Consulting Agreement, the Award will be subject to vesting such that 10,000 shares will vest on May 31, 2017, and an additional 10,000 shares will vest at the end of each month thereafter, so that all of the shares will be vested on October 31, 2017. Additionally, the Consulting Agreement provides that, if Mr. Walker continues to provide services under the Consulting Agreement after October 31, 2017, he will be granted additional restricted shares, so that he will continue to earn shares at the rate of 10,000 shares per month for so long as he provides services under the Consulting Agreement.

The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Restricted Stock Agreement, which is included as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, effective as of May 8, 2017, among Zosano Pharma Corporation, ZP Opco, Inc. and John Walker.

10.2	Restricted Stock Agreement, dated May 18, 2017, between Zosano Pharma Corporation and John Walker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: May 24, 2017	By:	/s/ Georgia Erbez
Name: Georgia Erbez
Title: Chief Business Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, effective as of May 8, 2017, among Zosano Pharma Corporation, ZP Opco, Inc. and John Walker.

10.2	Restricted Stock Agreement, dated May 18, 2017, between Zosano Pharma Corporation and John Walker.